UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

HILLTOP HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1330 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 855-2177

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                          Other Events.

On November 13, 2012, Hilltop Holdings Inc., or the Company, and PlainsCapital Corporation issued a joint press release announcing the receipt of regulatory approvals from federal regulators to proceed with the Company’s acquisition of PlainsCapital Corporation.  The Company also received approval to become a financial holding company upon consummation of the transaction.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Important Additional Information

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (“SEC”) a definitive registration statement on Form S-4 that includes a joint proxy statement of the Company and PlainsCapital that also constitutes a prospectus of the Company, and which has been mailed to shareholders of the Company and PlainsCapital.  The Company and PlainsCapital also plan to file other relevant documents with the SEC regarding the proposed transaction.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by the Company and PlainsCapital with the SEC at the SEC’s website at www.sec.gov.  Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.hilltop-holdings.com or by contacting Hilltop Investor Relations at 214-855-2177.

Item 9.01                                          Financial Statements and Exhibits.

(a)                                                                                Not applicable.

(b)                                                                                Not applicable.

(c)                                                                                 Not applicable.

(d)                                                                                Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated November 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLTOP HOLDINGS INC.

Date: November 13, 2012	By:	/s/ COREY PRESTIDGE
Name: Corey Prestidge
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release dated November 13, 2012.